Exhibit 3.5

CERTIFICATE OF FORMATION

OF

ADVANTAGE HEALTH, LLC

1. The name of the limited liability company is Advantage Health, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Advantage Health, LLC on this 20th day of April, 2007.

By:	/s/ Lucy Hicks
Name:	Lucy Hicks
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF

ADVANTAGE HEALTH, LLC

1. The name of the limited liability company is Advantage Health, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered office of the Limited Liability Company in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, in the county of New Castle.

The registered agent of the Limited Liability Company is hereby changed to The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Advantage Health, LLC this 30th day of April, 2007.

ADVANTAGE HEALTH, LLC

By:	/s/ Lucy Hicks
Lucy Hicks
Authorized Person